UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road
Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2017, the Compensation Committee of the Board of Directors of Agenus Inc. (the “Company”) approved a promotion for the Company’s current Chief Business Officer, Ozer Baysal. Effective July 1, 2017, Mr. Baysal will become the Company’s Chief Commercial Officer and Head of HR. In connection with this promotion, Mr. Baysal’s base salary will increase from $209,000 to $310,000. Mr. Baysal’s compensation will otherwise remain unchanged.

There is no arrangement or understanding between Mr. Baysal and any other person pursuant to which Mr. Baysal was selected as the Company’s Chief Commercial Officer and Head of HR.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 28, 2017 (the “Annual Meeting”). A total of 76,908,409 shares of common stock, representing 77.59% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on May 8, 2017: (i) to elect Garo H. Armen and Ulf Wiinberg as Class II directors, each for a term of three years expiring at the Company’s 2020 Annual Meeting of Stockholders (“Proposal 1”), (ii) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (“Proposal 2”), (iii) to approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (“Proposal 3”), and (iv) to recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers (“Proposal 4”).

The Company’s stockholders approved the Class II director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for Class II directors as follows:

Class II Director Nominees	For	Against	Withheld	Broker Non- Votes
Garo H. Armen	47,723,775	0	655,341	28,529,293
Ulf Wiinberg	40,523,833	0	7,855,283	28,529,293

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
74,994,448	932,330	981,631

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
46,749,347	1,471,154	158,615	28,529,293

For Proposal 4, the Company’s stockholders recommended future advisory votes on the compensation of the Company’s named executive officers once every three years. The votes cast at the Annual Meeting were as follows:

1 Year	2 Years	3 Years	Abstain
16,199,373	208,754	31,740,392	230,597

In consideration of the Board’s recommendation and the results of the vote on Proposal 4, the Company has determined that the Company will conduct the advisory vote once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2017	AGENUS INC.

	By:	/s/ Christine M. Klaskin
Christine M. Klaskin
VP, Finance